                                                                   EXHIBIT 10.21



                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT made this 12th day of February, 1997 effective as of October 7, 1996 (the "Effective Date"), by and among KEVIN THOMAS, M.D., ("Thomas"), STEPHEN B. LEVINE, M.D. ("Levine"), PINNACLE EYE CARE, INC., a Georgia corporation ("Pinnacle Eye Care") which Pinnacle Eye Care is affiliated with Thomas and Levine (collectively, with Thomas and Levine, the "Pinnacle Group"), RAMIE A. TRITT, M.D., ("Tritt"), ATLANTA EAR, NOSE & THROAT ASSOCIATES, P.C. ("Atlanta ENT"), RANDE H. LAZAR, M.D. ("Lazar"), OTOLARYNGOLOGY OF MEMPHIS, P.C. ("Otolaryngology of Memphis" and, together with Lazar, the "Memphis Group"), GERALD R. BENJAMIN ("Benjamin"), PREMIER HEALTHCARE ("Premier") and PHYSICIANS' SPECIALTY CORP. (the "Company") (each a "Party" and all collectively hereafter referred to as the "Parties").


                              W I T N E S S E T H :

         WHEREAS, the Parties hereto (other than the Company) entered into an agreement dated June 26, 1996, as amended by the Addendum to such agreement (the "Formation Agreement") in connection with the proposed formation of the Company (and the Parties agree that the reference in the Formation Agreement to "various professional corporations affiliated with Thomas and Levine" refers to Pinnacle Eye Care); and

         WHEREAS, the Parties hereto desire to amend or terminate the Formation Agreement, as set forth below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Termination of Parties to the Formation Agreement. Effective as of the Effective Date, the Formation Agreement shall terminate with respect to the Pinnacle Group and the Memphis Group (the "Terminating Parties") and, except as specifically set forth herein, neither the Pinnacle Group nor the Memphis Group shall have any further rights or obligations under the Formation Agreement. The Parties hereto understand that Tritt, Atlanta ENT, Benjamin, Premier and the Company (the "Non-Terminating Parties") shall remain as parties to the Formation Agreement which, except as specifically set forth herein, shall remain in full force and effect with respect to the Non-Terminating Parties, subject to such further changes or amendments thereto as the Non-Terminating Parties may agree to.

         2. Resignations from Boards of Directors. Each of Thomas and Lazar hereby confirm their resignations from the Board of Directors of each of the Company, PSC Management Corp. and PSC Acquisition Corp. effective as of August 1, 1996.

         3. Payment of Outstanding Loans. The promissory notes issued by the Company on July 22, 1996 in connection with loans made to the Company by Atlanta ENT, the Memphis Group, the Pinnacle Group, Tritt and Benjamin in the aggregate principal amount of $485,000 (the "Original Principal") shall remain in full force and effect provided, however, that the promissory notes issued to the Pinnacle Group and to the Memphis Group (collectively, the "Note(s)") are hereby amended and subject to the following provisions:

                  (a) Of the Remaining Funds (as defined in subparagraph (b) below), the amounts corresponding to the percentages set forth below opposite the respective Holder of the Notes shall be paid by the Company upon execution of this Termination Agreement as a pre-payment of a portion of the principal amount of such Note, by certified check:

                                                               Percentage of          Amount of
                       Holder                                 Remaining Funds         Prepayment
                       ------                                 ---------------         ----------
                  Pinnacle Group                                  31.92%                 $48,459.77
                  Memphis Group                                   19.11%                 $29,012.10

                  (b) Remaining Funds shall mean $151,816.31, which equals the Original Principal less all expenses incurred by the Company, including accrued but unpaid expenses, through October 7, 1996 in connection with the organization of the Company, a proposed initial public offering of Company securities ("IPO"), and related matters.

                  (c) The outstanding principal amount of the Notes, after giving effect to the pre-payments made pursuant to sub paragraph (a) above, together with accrued interest, shall be payable pursuant to the terms of the Notes (with the term "IPO" contained in the Notes to be defined herein).

                  (d) Contemporaneously with the closing of an IPO, the Company shall reimburse the Pinnacle Group and the Memphis Group for out-of-pocket travel expenses incurred by them in connection with the proposed IPO in the maximum amount of $5,000 for the Pinnacle Group and in the maximum amount of $5,000 for the Memphis Group upon submission of appropriate invoices and evidences of payment.

                  (e) The Company shall provide representatives of the Memphis Group and the Pinnacle Group, upon reasonable notice and at the expense of the Pinnacle Group and the Memphis Group, with access to such financial and accounting information of the Company as is necessary to verify the amount of Remaining Funds, subject to confidentiality restrictions.

         4. Access to Financial Information The Company hereby authorizes Arthur Andersen & Co. to release to the Pinnacle Group and to the Memphis Group, respectively, copies of the draft financial statements, to the extent completed, of the respective entity that were prepared in contemplation of an IPO and the work papers relating to such financial statements.

         5. Release. Each Party hereby releases and forever discharges each other Party and each of his/its agents, successors, owners, assigns, employees, officers, affiliates, subsidiaries, parent entities, and any entity or person which directly or indirectly controls, is controlled by, or is under common control with it, from any actions, causes of action, suits, liabilities, claims, demands, damages or causes of any kind or nature whatsoever, in connection with any thing or matter from the beginning of time through the date hereof, whether presently existing or arising in the future, whether known or unknown, including but not limited to those which arise out of the Formation Agreement, except to the extent of any obligation specifically incurred under this Termination Agreement or the Notes. Each releasing Party shall indemnify and hold each other Party harmless from any and all loss, cost or liability resulting from the assertion of the released claims by, through or under the releasing Party or any party affiliated with the releasing Party.

         6.       Miscellaneous.

                  (a) This Termination Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

                  (b) Each of the parties submits to the jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Termination Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  (c) Each of the Pinnacle Group and the Memphis Group understands that, although the Company has a letter of intent from an investment banking firm and is preparing a registration statement intended to be filed with the Securities and Exchange Commission relating to an IPO, none of the other Parties hereto makes any representation that any IPO will ever occur, or as to the size or valuation of any such IPO.

                  (d) This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Termination Agreement sets forth the entire agreement and understanding among the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them, except as specifically set forth herein.

                  (e) This Termination Agreement may be executed in counterparts. Upon the execution and delivery of this Termination Agreement by any Party and payment to such Party of the amounts set forth in Subparagraph 3(a) hereof, this Agreement shall become a binding obligation of such Party with respect to such Party's rights and obligations as herein provided; subject, however, to the right hereby reserved to the Company to enter into this Termination Agreement with other Parties hereto.

                  (f) The Company, Tritt, Atlanta ENT, Benjamin and Premier agree that if on or before December 31, 1997 (the "Completion Date"), the IPO is not completed but the Company or Atlanta ENT (or an affiliate thereof) (referred to in this sub-paragraph (f) as collectively, a "Company Successor"), completes a public offering, private financing or other sale of securities, or obtains a loan, in which it receives net cash proceeds or other non-cash consideration from third parties of at least $250,000 (a "Third Party Financing") or receives aggregate net cash proceeds or other non-cash consideration from a series of Third Party Financings of at least $250,000, then contemporaneously with the receipt by the Company Successor of such proceeds or non-cash consideration of the Third Party Financing, and notwithstanding anything contained in the Notes or in this Agreement (other then the provisions of this Section (f)) to the contrary, the Company Successor shall pay to the Pinnacle Group and the Memphis Group the outstanding principal amount, together with accrued interest, of their respective Notes (after giving effect to any pre-payments received by the Pinnacle Group or the Memphis Group, as applicable), in accordance with the terms of the Notes, and any amounts owed under Section 3(d) of this Agreement, provided that:

                            (i) in the event a Company Successor obtains
non-cash consideration in connection with a Third Party Financing on or before the Completion Date, payment under this Section (f) of the Notes and any amounts owed under Section 3(d) of this Agreement may be deferred, to the extent that the net cash proceeds received are less than the amount necessary to pay such obligations, until such time as the Company Successor is able (giving effect to legal and contractual restrictions on resale) to sell such portion of such non-cash consideration as is necessary to result in net cash proceeds sufficient to pay such obligations;

                            (ii) notwithstanding the foregoing, a Third Party
Financing shall not include (x) any sale of the assets or stock of Atlanta ENT to a third party which is engaged in the physician practice management business;
(y) any financing obtained by Atlanta ENT in the ordinary course of business, such as receivables, equipment or similar financing; or (z) any personal loan or loan secured by real or personal property of any Company Successor who is an individual; and

                            (iii) unless and until the amounts payable under the
Notes and Section 3(d) of this Agreement have been paid, nothing contained in this Section (f) shall relieve the Company from its obligations under the Notes and said Section 3(d).

         IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the day and year first above written.

                                             THE PINNACLE GROUP


  /s/  Kevin Thomas, M.D.                    By:  /s/ Kevin Thomas
-------------------------------------            ---------------------------------
KEVIN THOMAS, M.D., individually                 KEVIN THOMAS, Authorized Officer
                                                  Pinnacle Eye Care




  /s/  Stephen B. Levine, M.D.               By:  /s/  Stephen B. Levine
-------------------------------------            -------------------------------------
STEPHEN B. LEVINE, M.D., individually            STEPHEN B. LEVINE, Authorized Officer
                                                  Pinnacle Eye Care

                                             ATLANTA EAR, NOSE & THROAT
                                             ASSOCIATES, P.C.




  /s/  Ramie A. Tritt, M.D.                  By:  /s/  Ramie A. Tritt
-----------------------------------------        --------------------------------------
RAMIE A. TRITT, M.D., individually               RAMIE A. TRITT, Authorized Officer




                               THE MEMPHIS GROUP




  /s/  Rande H. Lazar, M.D.                  By:  /s/  Rande H. Lazar
------------------------------------------       --------------------------------------
RANDE H. LAZAR, M.D., individually               RANDE H. LAZAR, President,
                                                  Otolaryngology of Memphis, P.C.

                                             PREMIER HEALTHCARE
                                             a Division of BOCK, BENJAMIN & CO.


  /s/  Gerald R. Benjamin                    By:  /s/  Gerald R. Benjamin
------------------------------------------       --------------------------------------
GERALD R. BENJAMIN, individually                 GERALD R. BENJAMIN, President



                                             PHYSICIANS' SPECIALTY CORP.


                                             By:  /s/  Ramie A. Tritt
                                                  -------------------------------------
                                                  RAMIE A. TRITT, President